UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2008
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4939 Directors Place San Diego, California (Address of principal executive offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT LIST
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
On November 12, 2008, Ardea Biosciences, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Oxford Finance Corporation and Silicon Valley Bank (collectively, the “Lenders”), pursuant to which the Lenders provided the Company with an approximately three-year $8.0 million growth capital loan. Interest on the loan accrues at a rate of 12% per annum, with monthly interest only payments required during a period beginning on the loan funding date and continuing through February 28, 2009, followed thereafter by equal monthly payments of principal and interest over a period of 33 months. At maturity of the loan, the Company is required to make an additional final payment equal to 5% of the loan. The Company has the option to prepay the outstanding balance of the loan in full, subject to a prepayment fee.
The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. However, there are no financial covenants associated with the loan. The Loan Agreement also contains customary events of default that entitle the Lenders to cause any or all of the indebtedness under the Loan Agreement to become immediately due and payable along with any accrued interest and other fees. The loan is collateralized by the Company’s general assets, excluding its intellectual property.
In connection with the Loan and Security Agreement, the Company issued to the Lenders warrants to purchase up to an aggregate of 56,010 shares of the Company’s common stock at an exercise price of $8.57 per share. The warrants are immediately exercisable and expire seven years from the date of issuance.
The net proceeds of the loan will be used for working capital, capital expenditures and other general corporate purposes.
A copy of the press release announcing the loan is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On November 12, 2008, the Company reported its results of operations for the three and nine months ended September 30, 2008. A copy of the press release announcing the Company’s results of operation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 7, 2008, the Compensation Committee of our Board of Directors approved certain amendments to (i) our Senior Executive Severance Benefit Plan (ii) our Executive Severance Benefit Plan and (iii) Barry D. Quart’s Executive Employment Agreement, a summary of which amendments is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description

99.1	Press Release, dated November 13, 2008.

99.2	Press Release, dated November 13, 2008.

99.3	Summary Description of Amendments to Senior Executive Severance Benefit Plan, Executive Severance Benefit Plan and Barry D. Quart Executive Employment Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: November 13, 2008	/s/ Barry D. Quart
Barry D. Quart, Pharm. D
President and Chief Executive Officer

EXHIBIT LIST

Exhibit Number	Document Description

99.1	Press Release, dated November 13, 2008.

99.2	Press Release, dated November 13, 2008.

99.3	Summary Description of Amendments to Senior Executive Severance Benefit Plan, Executive Severance Benefit Plan and Barry D. Quart Executive Employment Agreement.